Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 29, 2023, relating to the financial statements and financial highlights of Simplify Exchange Traded Funds comprising of Simplify Aggregate Bond ETF (formerly known as Simplify Aggregate Bond PLUS Credit Hedge ETF), Simplify Bitcoin Strategy PLUS Income ETF, Simplify Commodities Strategy No K-1 ETF, Simplify Enhanced Income ETF, Simplify Health Care ETF, Simplify Hedged Equity ETF, Simplify High Yield PLUS Credit Hedge ETF, Simplify Interest Rate Hedge ETF, Simplify Intermediate Term Treasury Futures Strategy ETF (formerly known as Simplify Risk Parity Treasury ETF), Simplify Macro Strategy ETF, Simplify Managed Futures Strategy ETF, Simplify Market Neutral Equity Long/Short ETF, Simplify Opportunistic Income ETF, Simplify Propel Opportunities ETF, Simplify Short Term Treasury Futures Strategy ETF, Simplify Stable Income ETF, Simplify Tail Risk Strategy ETF, Simplify US Equity PLUS Convexity ETF, Simplify US Equity PLUS Downside Convexity ETF, Simplify US Equity PLUS GBTC ETF, Simplify US Equity PLUS Upside Convexity ETF, Simplify Volatility Premium ETF, and Simplify Volt TSLA Revolution ETF (formerly known as Simplify Volt RoboCar Disruption and Tech ETF) for the year or period ended June 30, 2023, and to the references to our firm under the headings “Fund Service Providers” and “Financial Highlights” in the Prospectuses and “Other Service Providers”, “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information.

We also hereby consent to the references to our firm in the Registration Statement on Form N-1A of Simplify Conservative Allocation ETF, Simplify Growth Allocation ETF, Simplify Income Allocation ETF, Simplify Moderate Allocation ETF, and Simplify Multi-QIS Alternative ETF under the headings “Fund Service Providers” in the Prospectuses and “Other Service Providers”, “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information.

COHEN & COMPANY, LTD.

Cleveland, Ohio

October 26, 2023